EXHIBIT 11.1
                            CITYSCAPE FINANCIAL CORP.
                        COMPUTATION OF EARNINGS PER SHARE



                                                                    THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                         JUNE 30,                             JUNE 30,
                                                             ------------------------------        ------------------------------
                                                                 1997               1996               1997               1996
                                                             -----------        -----------        -----------        -----------
           PRIMARY

NET EARNINGS APPLICABLE TO COMMON STOCK                      $ 2,944,603        $11,125,996        $19,739,394        $20,399,140
                                                             ===========        ===========        ===========        ===========

Weighted average common shares                                30,718,839         29,399,898         30,224,293         29,170,432

Adjustment to common shares:
     Assume exercise of stock options                            992,568          1,052,150          1,038,522            981,635
                                                             -----------        -----------        -----------        -----------

WEIGHTED AVERAGE PRIMARY SHARES                               31,711,407         30,452,048         31,262,815         30,152,067
                                                             ===========        ===========        ===========        ===========

EARNINGS PER COMMON SHARE                                    $      0.09        $      0.37        $      0.63        $      0.68
                                                             ===========        ===========        ===========        ===========



                                                                  THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                                       JUNE 30,                              JUNE 30,
                                                             ------------------------------        ------------------------------
                                                                1997 (1)            1996               1997               1996
                                                             -----------        -----------        -----------        -----------
        FULLY DILUTED

Net earnings applicable to common stock                                         $11,125,996        $19,739,394        $20,399,140

Adjustment to net earnings:
   Add:  After-tax interest expense from Convertible
                Debentures                                                          800,353          2,675,284            800,353
           Preferred Stock dividends                                                      -          1,066,874                  -
                                                                                -----------        -----------        -----------

ADJUSTED NET EARNINGS APPLICABLE TO COMMON STOCK                                $11,926,349        $23,481,552        $21,199,493
                                                                                ===========        ===========        ===========

Weighted average common shares                                                   29,399,898         30,224,293         29,170,432

Adjustment to common shares:
     Assume conversion of Convertible Debentures                                  3,309,786          5,471,237          1,654,892
     Assume conversion of Convertible Preferred Stock                                     -          1,456,600                  -
     Assume exercise of stock options                                             1,132,255            818,536          1,115,369
                                                                                -----------        -----------        -----------

WEIGHTED AVERAGE FULLY DILUTED SHARES                                            33,841,939         37,970,666         31,940,693
                                                                                ===========        ===========        ===========

EARNINGS PER COMMON SHARE                                        N/A (1)        $      0.35        $      0.62        $      0.66
                                                                 =======        ===========        ===========        ===========


(1) Because the effect of the convertible preferred stock and convertible subordinated debentures was antidilutive, fully diluted earnings per share is not applicable.